CHAMPION PAIN CARE CORPORATION.

CONSULTING AGREEMENT

Agreement made as of the 1st day of May, 2015 by and between Champion Pain Care Corporation, a Delaware corporation with an address for doing business at 48 Wall Street, New York, NY 10005 (the “Company”) and CGPM, LLC, a Maryland limited liability company, with an office for doing business at 200 Red Tail Court, Ashton, MD 20905.

1.

Definitions

In this Agreement:

(a)

"Affiliate" ” means and affiliate  of, or person affiliated  with a specified person, is a person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person.

(b)

"Agreement" means this agreement, as amended or supplemented from time to time.

(c)

"Business of the Group" means:

(i) the business of the commercialization of the Champion Pain Care Protocol (“the Protocol”) as directed by the management of the Company;

(ii) the provision of related consulting services; and

(iii) any other material business carried on from time to time by any member of the Group.

(d)

"Breach" of this Agreement by the Consultant means:

(i)

the conviction of the Consultant of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving any member of the Group that would constitute a crime in the jurisdiction involved;

(ii)

any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against any member of the Group or customer of any member of the Group;

(iii)

any material breach of any of the terms of this Agreement by the Consultant, including the failure to devote adequate time to the Business of the Group; willful failure by the Consultant in the performance of any of the duties under this Agreement; the use of illegal drugs or the habitual and disabling use of alcohol or drugs; or conduct by the Consultant amounting to insubordination which remains uncured alter the expiration of seven (7) calendar days following the delivery of written notice of such breach to the Consultant by the Company;

(iv)

any threatened or actual attempt by the Consultant to secure any personal profit in connection with the Business of the Group or the corporate opportunities of any member of the Group; and

(v)

any willful or negligent act which is materially injurious to the Business of the Group.

(e)

"Company" means Champion Pain Care Corporation., a Delaware corporation, with its office at 48 Wall Street, 10th Floor, New York, NY 10005.

(f)

"Confidential Information" means all confidential or proprietary facts, data, techniques, materials and other information relating to the Business of the Group or the Group's medical, technical or scientific interests which may before or after the Effective Date be disclosed to the Consultant by any member of the Group or which may otherwise come within the knowledge of the Consultant or which may be developed by the Consultant in the course of the services provided under this Agreement or from any other Confidential Information. Confidential Information includes, without limiting the generality of the foregoing, trade secrets, know-how, concepts, techniques, processes, designs, cost data, software programs, formulae, developmental or experimental work, work in process, information concerning business opportunities, including all ventures considered by the Company whether or not pursued, customer information, including customer names, addresses, markets and knowledge of the Company’s contracts with its customers and any financial information, including costs, sales, income, profits, salaries and wages.

(g)

"Effective Date" means the date first written above, irrespective of the dates this Agreement is signed by the parties to this agreement.

(h)

"Group" means the Company and its Affiliates.

(i)

"Intellectual Property Rights" means all rights in respect of intellectual property including, without limitation, all patents, industrial designs, medical procedures, know-how, trade secrets, privacy and trade-mark rights and copyright, to the extent those rights may exist.

(j)

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

(k)

"Termination Date" means and will be deemed to have occurred on the date that written notice is received or deemed to have been received pursuant to paragraphs 7.1 or 7.3 or the date of termination by the Company pursuant to paragraph 7.2.

(1)

"Works' means copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

2.

Retention for Services

2.1.

Consulting Services: The Company hereby retains the Consultant as an Independent Contractor and the Consultant hereby accepts and agrees to such retention in accordance with the terms hereof. The Consultant shall render consulting services with respect to the securing the acquisition of and joint venture and licensing agreements with qualified clinics specializing in pain management and such other Business of the Group as may from time to time be requested by the Company, acting reasonably (the "Services") as set forth in Schedule “A”.

2.2.

Scope of Duties: It is acknowledged and agreed that the Consultant will devote sufficient time and attention to the business and affairs of the Business of the Company as is reasonably necessary given the nature of the services to be provided under this Agreement, to perform the Services faithfully, diligently and in the best interests of the Company.

2.3.

Term: The term (the "Term") of this Agreement will commence on the date first written above, irrespective of the dates this Agreement is signed by the parties to this Agreement, and will terminate one year from the date hereof, subject to earlier termination of this Agreement as set forth in Section 7 of this Agreement.

3.

Remuneration and Expenses

3.1.

Upon the execution of this Agreement the Company shall issue to Consultant 4,500,000 shares of the Company’s common stock (the “Retainer Shares”) at the agreed upon value of $25,000 which includes payment for  previous non-compensated services to the Company by the Consultant.  Consultant agrees to continue to provide Executive Management Consulting Services to the Company, as set forth in Schedule “A.”

3.2.

In the event the Company, as result of the efforts of the Consultant, completes a major transaction that results in a change in management control of the Company or the acquisition of one or more clinics or a significant change in the approach to the development of the pain management business or any of material change in the business that, in the opinion of the management of the Company, will lead to a significant increase in the value of the Company during the Term, the Company agrees to issue to Consultant Eight Million (8,000,000) Shares of its Common Stock at the agreed upon value of $50,000.

3.3.

Expenses: The Company will reimburse the Consultant for all pre-approved travelling and other pre-approved, out-of-pocket expenses actually and properly incurred by the Consultant in connection with the Consulting Services hereunder provided that the Consultant shall first furnish statements and vouchers for all such expenses to the Company.

3.4.

Incentive Participation: The Consultant will also be eligible to participate in incentive programs that the Company may implement from time to time at the discretion of the Board of Directors.

3.5.

Stock Options: The Consultant will be entitled to participate in the Company's Incentive Stock Option Plan as may be established, from time to time, by the Board of Directors of the Company in amounts to be mutually agreed upon by the Company and the Consultant consistent with the terms of any such plan.

4.

Relationship

4.1.

Independent Contractor: It is acknowledged and agreed that it is the intention of the parties to this Agreement that the Consultant is being retained by the Company as, and that the Consultant is intended to be, an independent contractor and that the Consultant shall have no authority to enter into any agreement or incur any obligation on behalf of the Company, except with the specific prior written consent of the Company, and that the Consultant will not be an employee of the Company and the Company will not be required to make contributions for employment insurance, pension plans or other similar levies in respect of the fee for services to be paid to the Consultant under this Agreement . Consultant shall not be entitled to receive any employment benefits offered to employees of Company including workers’ compensation insurance coverage and Consultant shall at all times represent and disclose that it is an independent contractor of the Company and shall not represent to any third party that Consultant is an employee, agent,  or representative of the Company. The Company shall not withhold any funds from Consultant for tax or other governmental purposes and it is understood that Consultant shall be responsible for the payment of same. Consultant shall indemnify and save the Company harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which the Company or its officers, employees or agents may suffer as a result of the Consultant's non-compliance with this paragraph 4.1.

5.

Assignment of Interest in Inventions

5.1.

Disclosure: The Consultant will make prompt and full disclosure to the Company of any work, know-how, biological material, research, discovery, invention, development, production, process or improvement relating to the Business of the Group produced, created, conceived, made, improved upon or participated in by the Consultant in the course of or relating to the retainer hereunder with the Company or with any other member of the Group (the "Inventions"). The Consultant will keep and maintain adequate and current written records of all Inventions and make such records available to the Company at all times. All records are and will remain the sole property of the Company.

5.2.

Assignment: The Company will hold all Intellectual Property Rights in respect of the Inventions for the exclusive benefit of the Company and the Consultant will not claim or apply for registration or challenge the Company’s registration of, any such Intellectual Property Rights. The Consultant's acceptance of the terms of this Agreement constitutes its respective absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Inventions. The Consultant hereby waives in favor of the Company all claims of any nature whatsoever that either party now has or hereafter may have for infringement of any Intellectual Property Rights for the Inventions so assigned to the Company. To the extent that copyright may subsist in the Inventions, the Consultant hereby waives all past, present and future moral rights it may have.

5.3.

Intellectual Property Protection: The Inventions and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company’s name or, where such procedure is proper, in the Consultant's name, anywhere in the world. The Consultant will, at the Company’s request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. If the Company requires but is unable to secure the Consultant's signature for any such purpose in a timely manner, the Consultant hereby appoints any duly authorized officer or agent of the Company as its "Attorney-in-Fact" in accordance with applicable law, to act for the Consultant  in its place and stead to execute and deliver any such documents and instruments and to do all other lawfully permitted acts, matters and things to carry out the intent of this Section 5, with the same legal force and effect as if executed by the Consultant.

5.4.

Copyrights in Works: Any Works created by the Consultant in the course of or relating to its retention hereunder by the Company or with any other member of the Group are subject to the "work for hire" provisions of sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works that have been or will be prepared by the Consultant in the course of or relating to the retainer hereunder with the Company or with any other member of the Group will be the property of the Company. The Consultant acknowledges and agrees that, to the extent the provisions of the copyright laws of the United States do not vest in the Company the copyrights to any Works, the Consultant hereby irrevocably assigns to the Company all right, title and interest to copyrights which the Consultant may have in any Works. The Consultant will disclose to the Company all Works, will execute and deliver all applications, registrations and documents relating to the copyrights in the Works and will provide assistance to secure the Company’s title to the copyrights in the Works. The Company will be responsible for all expenses incurred in connection with the registration of all copyrights. The Consultant hereby waives any moral rights which the Consultant may have under any copyright legislation or similar legislation anywhere in the world or otherwise with respect to the Works.

6.

Confidentiality

6.1.

Confidentiality: The Consultant will retain all Confidential Information developed, utilized or received by each member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of or relating to the retainer hereunder or as required by law or a regulatory authority having jurisdiction. The Consultant will not use Confidential Information for its personal benefit or permit it to be used for the benefit of any Person other than the Company, either during the Term or any time thereafter. The Consultant will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, the Consultant will not copy, modify or distribute any Confidential Information, in whole or in part, except with the written approval of the Company or as may be required to carry out its duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information are and will remain the exclusive and absolute property of the Company. The Consultant agrees to hold all confidential or proprietary information received by the Company from a third party to which the Company owes an obligation of confidentiality in the strictest confidence and will not use such information for the benefit of anyone other than the Company or the third party without the prior written consent of the Company. The Consultant agrees not to use the Company’s name or refer to the Company in any advertising or publicly whatsoever including, without limitation, any interview or press release, without the prior written consent of the Company.

6.2.

Exceptions: Any obligations specified in paragraph 6.1 will not apply to the following

(a)

any information that is presently in the public domain;

(b)

any information that subsequently becomes part of the public domain through no fault of the parties hereto;

(c)

any information obtained by the Consultant from a third party with a valid right to disclose it, provided that such third party is not under a confidentiality obligation to the Company and the Company is not under a confidentiality obligation to such third party;

(d)

any information that was independently developed by the Consultant or was otherwise in its lawful possession prior to receipt from the Company, other than through prior disclosure by the Company, as evidenced by such parties' business records; or

(e)

any information which is made subject to an order by judicial or administrative process requiring the receiving party to disclose any or all of the Information disclosed to it, provided however that the receiving party will have promptly notified the disclosing party and allowed the disclosing party reasonable time to oppose such process before disclosing any of such Information disclosed to it by the disclosing party.

7.

Termination

7.1.

Termination by Consultant on Notice: The Consultant may terminate this Agreement upon the giving of thirty (30) calendar days’ written notice to the Company. 7.2.  Termination by Company for Breach: The Company may terminate this Agreement, without notice or payment in lieu thereof, for Breach.

7.3.

Termination by Company on Notice: The Company may terminate this Agreement at its sole discretion and for any reason upon giving thirty (30) calendar days written notice to the Consultant.

7.4.

Return of Company Property: Upon termination of this Agreement, the Consultant will promptly return to the Company all Company property including all written Information, tapes, discs or memory devices and copies thereof, and any other material on any medium in the possession or control of the Consultant pertaining to the Business of the Group, without retaining any copies or records of any Confidential Information whatsoever. The Consultant will also return any keys, pass cards, identification cards or other property belonging to the Company.

7.5.

Provisions which Operate Following Termination: Notwithstanding any termination of this

Agreement for any reason whatsoever, the provisions of sections 4, 5, 6 and 7 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.

7.6.

On termination for any cause:

(a)

 any fees or expenses that are owing to the Consultant under section 3 up to the date of termination will be made by the Company within 15 calendar days after the date of termination;

(b)

 any amounts that are accrued for conversion into shares of the Company under Section 3 up to the date of termination will be made by the Company within 15 calendar days after the date of termination and

(c)

all profit sharing, other payments and participation in any option plan under Section 3 will cease on the date of termination.

8.

Regulatory Filings

8.1.

Regulatory Filings: The Consultant acknowledges and agrees that the Company may be required to make certain filings with the Securities and Exchange Commission disclosing the terms of this Agreement, including, the SEC. In addition, Consultant acknowledges that it will be required to file a Schedule 13G with the SEC upon issuance of the Shares and thereafter if additional shares are issued amendments and filing of other forms and undertakes to make any such filings as and when they become due.

8.2.

Privacy: The Consultant understands that the Company may collect, use or disclose personal information (the "Personal Information") about the Consultant as required for those purposes necessary for the conduct of the contract relationship (including security; payment; planning and management; and equity plan, pensions and benefit administration) and the Consultant hereby consents to such disclosure. The Consultant understands that the Company may disclose Personal Information to the regulatory bodies and the Consultant hereby consents to such disclosure.

9.

General Provisions

9.1.

Agreement Voluntary and Equitable: The parties agree that they each have carefully considered and understand the terms contained in this Agreement, that the terms are mutually fair and equitable, and that they each have executed this Agreement voluntarily and of their own free will.

9.2.

Irreparable Harm: The Consultant acknowledges and agrees that any breach of section 5 and

Paragraph 6.1 of this Agreement by it will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure compliance with section 5 and paragraph 6.1 of this Agreement.

9.3.

Assignment and Inurement: The Consultant may not assign this Agreement, any part of this

Agreement or any of its rights nor obligations under this Agreement without the prior written consent of the Company. This Agreement inures to the benefit of and is binding upon the Consultant and the Company and each such party’s respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

9.4.

Severability: If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion thereof will be severed from this Agreement and the balance of this Agreement will remain in full force and effect.

9.5.

Entire Agreement: This Agreement contains the whole agreement between the parties hereto with respect to the subject matter herein, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between the parties. No change or modification of this Agreement will be valid unless it is in writing and initialed by all parties.

9.6.

Notice: Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if sent by registered mail or commercial courier or delivered by hand to the address of the parties set forth below or sent electronically to facsimile numbers or E-mail addresses set forth below

If to the Company:

Champion Pain Care Corporation

48 Wall Street

New York, NY 10005

Attention:

Terrance Owen, CEO

Fax No.:

1-775-546-0312

Email:

terry@championpaincare.com

If to the Consultant:

CPGM, LLC

200 Red Tail Court

Ashton, MD 20905

Attention:

J’Von Spann, Manager

Fax No.:

1-240-342-2598

Email:

jvonspann@icloud.com

Any notice given by facsimile or e-mail will be deemed to have been given and to have been received on the day it is sent if it is a business day and otherwise on the next succeeding business day or, if by commercial courier, the day after it is sent or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this paragraph 9.6.

9.7.

Non-waiver: No failure or delay by either the Consultant or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by the Consultant or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

9.8.

Further Assistance: The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

9.9.

Governing Laws: This Agreement shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in New York and the laws of the United States applicable thereto. For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the State of New York and the courts of the State of New York shall have exclusive jurisdiction to entertain any action arising under this Agreement. The parties hereto each hereby attorns to the jurisdiction of the courts of the State of New York.

9.10.

Independent Legal Advice: The Consultant acknowledges that it has been given an opportunity to seek independent legal advice with respect to the terms of this Agreement prior to its execution and has been advised to do so by the Company and that it understands the terms and its rights and obligations under this Agreement.

9.11

Name change: All parties agree that this agreement will remain in full force and effect if the Company changes its name at any time after the Effective Date.

9.12.

Counterparts: This agreement may be executed in two counterparts and by facsimile or electronic transmission, each of which will be deemed to be an original and both of which will constitute one agreement,

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties have signed their names as of the date first above written.

CHAMPION PAIN CARE CORPORATION.

By: /s/ Terrance Owen

    Terrance Owen, CEO

CGPM, LLC (Consultant)

/s/ J’von Spann

J’Von Spann, Managing Director

Witnessed By:

/s/ Katie D. Spann

Witness Signature

Katie D. Spann

Print Name

SCHEDULE “A”

DUTIES AND RESPONSIBILITIES OF THE CONSULTANT

(a)

Consultant will use its best efforts to introduce funding sources to the Company and will pre-screen each accordingly.

(b)

Consultant will identify existing Pain Management Clinics that meets Company’s criteria and could potentially be acquired by Company (“the Prospects”).

(c)

Consultant will make initial contact with Principal Owner(s) of the Prospects and introduce the Company’s business model.

(d)

Consultant will coordinate conference calls between the principals of the Company and the Prospects.

(e)

Consultant will obtain all pertinent documentation necessary that allows Company to perform its initial assessment of the Prospects.

(f)

Consultant will assist in the negotiation of acquisition price and final transaction fulfillment.

(g)

Consultant will provide such other services that the Consultant and any Board member of the Company mutually agree that the Consultant shall provide.